UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________________________________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2011

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200
Coppell, Texas  75019
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (972) 471-7400
_________________________________________________
(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

In 2005, Mannatech, Incorporated (“Mannatech”) director Marlin Ray Robbins pledged 1,400,000 shares of Mannatech common stock as collateral for a loan.  The lender of the loan has since been placed under receivership as a result of an action filed by the Securities and Exchange Commission against the lender for allegedly fraudulently liquidating stock pledged by borrowers such as Mr. Robbins.  Neither Mannatech nor Mr. Robbins was informed during the course of the receivership whether the shares pledged by Mr. Robbins had been fraudulently sold by the lender.  However, given the positions asserted by the receiver in its 2011 claims objection, it appeared unlikely that the shares were still held by the lender or that Mr. Robbins would regain possession of the shares.  On August 22, 2011, the court in the receivership proceeding issued an order approving the receiver’s objections to Mr. Robbins’ claims, and as a result Mannatech deems the pledged shares to no longer be held by Mr. Robbins.  Mr. Robbins now owns 590,000 shares of Mannatech common stock representing approximately 2.2% of the shares of common stock outstanding as of August 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED
Dated: August 26, 2011	By:	/s/ Stephen D. Fenstermacher
Stephen D. Fenstermacher Co-Chief Executive Officer and Chief Financial Officer